Exhibit 99.4


          Attachment to Form 3 in accordance with instruction 5(b)(v).

                         FORM 3 JOINT FILER INFORMATION



   Name and Address:                        Nicholas Singer
                                            650 Madison Avenue, 26th Floor
                                            New York, NY  10022

   Date of Event Requiring Statement:       November 2, 2007
   Issuer and Ticker Symbol:                Penn Octane Corporation (POCC)
   Relationship to Issuer:                  10% Owner

   TABLE I INFORMATION
   Title of Security:                       Common stock, par value $0.01
                                            per share
   Amount of Securities Beneficially Owned: 2,082,478
   Ownership Form:                          I
   Nature of Indirect Beneficial Ownership: (1)

   Signature:                               /s/ Nicholas J. Singer
                                            ------------------------------
                                            Nicholas J. Singer

   Date:                                    November 13, 2007